UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	March 8, 2005
(Date of earliest event reported)	(March 2, 2005)

Multimedia Games, Inc.

(Exact name of registrant as specified in its charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2005, our Board of Directors adopted a revised plan to compensate the members of our Board of Directors for their services as Directors, including serving on Committees of our Board of Directors. Under the revised Director Compensation Plan, each of our Directors, including Directors who are also regular full-time employees, will receive $37,500 per year, except for the Chairman of the Board, who will receive $75,000 per year. In addition, each Director and Committee member will receive the following compensation in respect of the following Board or Committee involvement:

Board of Directors – Each Director will receive $500 for each Board meeting attended in person and $250 for each Board meeting attended by telephone.

Audit Committee – The members of the Audit Committee will receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who will receive $25,000 per year for serving on the Audit Committee as its Chairman. Each Audit Committee member will receive $400 for each Audit Committee meeting attended in person and $200 for each Audit Committee meeting attended by telephone.

Compensation Committee – The members of the Compensation Committee will receive an additional $5,000 per year for serving on the Compensation Committee, except for the Chairman of the Compensation Committee, who will receive $10,000 per year for serving on the Compensation Committee as its Chairman. Each Compensation Committee member will receive $400 for each Compensation Committee meeting attended in person and $200 for each Compensation Committee meeting attended by telephone.

Nominating and Governance Committee – The members of the Nominating and Governance Committee will receive an additional $7,500 per year for serving on the Nominating and Governance Committee, except for the Chairman of the Nominating and Governance Committee, who will receive $15,000 per year for serving on the Nominating and Governance Committee as its Chairman. Each Nominating and Governance Committee member will receive $400 for each Nominating and Governance Committee meeting attended in person and $200 for each Nominating and Governance Committee meeting attended by telephone.

Other Committees of the Board of Directors – The members of any other Committee of the Board of Directors which may be established from time to time will receive an additional $5,000 per year for serving on any such Committee, except for the Chairman of any such Committee, who will receive $10,000 per year for serving on such Committee as its Chairman. Each member of any such committee will receive $400 for each meeting of such committee attended in person and $200 for each meeting of such committee attended by telephone.

In general, each sitting outside Director will also receive an option grant on an annual basis for 10,000 shares of Common Stock that will vest six months from the date of grant. However, the underlying shares are subject to restrictions which prevent the sale of such shares. These restrictions on the sale of the underlying shares lapse with respect to 25% of the shares annually, commencing on October 1 of each year after the option grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: March 8, 2005	By:	/s/ Craig S. Nouis
Craig S. Nouis Chief Financial Officer and Principal Accounting Officer

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